                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            CORECOMM INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 Core Comm Logo
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998
                            ------------------------

     The Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") will be held at 9:50 a.m. local time, on Wednesday, June 3, 1998, at The Waldorf Astoria Hotel, fourth floor, Park Avenue Center/North, located at 301 Park Avenue, New York, New York 10022, for the following purposes:

        1. To elect two directors to the Board of Directors.

        2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1998.

        3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1997 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                          By order of the Board of Directors,

                                             RICHARD J. LUBASCH
                                                 Secretary
New York, New York
April 28, 1998

                             CORECOMM INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1998

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") to be held at 9:50 a.m., local time, on Wednesday, June 3, 1998, at The Waldorf Astoria Hotel, fourth floor, Park Avenue Center/North, located at 301 Park Avenue, New York, New York 10022, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1998, will be entitled to vote at the Annual Meeting. At the close of business on April 14, 1998, 13,329,336 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This Proxy Statement and the accompanying proxy materials are first being mailed to stockholders on or about April 28, 1998.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $5,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                               THE RESTRUCTURING

     Prior to January 31, 1997, the Company was known as Cellular Communications of Puerto Rico, Inc. ("CCPR"). On January 31, 1997, CCPR effected a corporate restructuring whereby stockholders of CCPR became stockholders of the Company on a one-for-one basis upon the completion of a merger of CCPR with and into a subsidiary of the Company. As a result of this restructuring the Company replaced CCPR as the publicly traded entity and CCPR became a wholly-owned subsidiary of the Company.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 10, 1998, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group (iii) stockholders holding 5% or more of the Company's Common Stock.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                   -------------------------------------------------
                                                                PRESENTLY
        EXECUTIVE OFFICERS, DIRECTORS AND           COMPANY    EXERCISABLE
             PRINCIPAL STOCKHOLDERS                  STOCK     OPTIONS(1)      TOTAL     PERCENT(2)
        ---------------------------------          ---------   -----------   ---------   -----------
George S. Blumenthal(3)..........................    131,449     231,813       363,262       2.63%
J. Barclay Knapp.................................      9,298     311,478       320,776       2.31
Richard J. Lubasch(4)............................      3,282     105,185       108,467          *
Stephen Shapiro(5)...............................      3,150      78,752        81,902          *
Jose J. Davila...................................         30      32,000        32,030          *
Stanton N. Williams..............................      1,916      50,000        51,916          *
Gregg Gorelick...................................     18,837      36,904        55,741          *
Del Mintz(6).....................................    282,286      18,323       300,609       2.21
Sidney R. Knafel(7)..............................    199,249      18,323       217,572       1.60
Alan J. Patricof(8)..............................     11,172      18,323        29,495          *
Warren Potash....................................        542      15,719        16,261          *
All directors and officers as a group (11 in         661,211     916,820     1,578,031      10.90
  number)........................................
Ronald Baron(9)..................................  1,506,200          --            --      11.10
  Baron Capital Group, Inc. (9)
  Bamco, Inc. (9)
  Baron Capital Management Inc.(9)
  Baron Asset Fund(9)
  767 Fifth Avenue
  New York, NY 10153
Snyder Capital Management, L.P.(10)..............  1,317,662          --            --       9.71
  350 California Street, Suite 1460
  San Francisco, CA 94104
Wallace R. Weitz & Company(11)...................    829,300          --            --       6.11
  1125 South 103rd Street
  Suite 600
  Omaha, NE 68124-6008
The Equitable Companies Incorporated(12).........    710,249          --            --       5.24
  1290 Avenue of the Americas
  New York, NY 10104
Lazard Freres & Co., LLC(13).....................    681,883          --            --       5.03
  30 Rockefeller Plaza
  New York, NY 10020

---------------
 * Represents less than one percent.

(1) Includes shares of Common Stock purchasable upon the exercise of options which are presently exercisable or become exercisable in the next 60 days ("Presently Exercisable Options").

(2) Includes Common Stock and Presently Exercisable Options.

(3) Includes 1,980 shares of Common Stock held by trusts for the benefit of Mr. Blumenthal's children.

(4) Includes 104 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.
                                         (footnotes continued on following page)

(5) Includes 2,000 shares of Common Stock owned by Mr. Shapiro's children, as to which shares Mr. Shapiro disclaims beneficial ownership.

(6) Includes 20,732 shares of Common Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children and 25 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

(7) Includes 100,449 shares of Common Stock owned by trust accounts for the benefit of Mr. Knafel's children, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 44,617 shares are owned by an adult child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership.

(8) Includes 65 shares of Common Stock owned by Mr. Patricof's wife and 1,557 shares owned by, or in trust account for the benefit of, Mr. Patricof's children, as to which shares Mr. Patricof disclaims beneficial ownership.

(9) Based solely upon a Schedule 13-G (Amendment No. 2), dated February 13, 1998, filed by Baron Capital, Inc. with the Securities and Exchange Commission (the "SEC").

(10) Based solely upon a Schedule 13-G, dated February 12, 1998, filed by Snyder Capital Management, L.P. with the SEC.

(11) Based solely upon a Schedule 13-G, dated February 11, 1998, filed by Wallace R. Weitz & Company with the SEC.

(12) Based solely upon a Schedule 13-G, dated February 10, 1998, filed by The Equitable Companies Incorporated with the SEC.

(13) Based solely upon a Schedule 13-G (Amendment No. 1), dated April 7, 1997, filed by Lazard Freres & Co., LLC with the SEC.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Mintz was inadvertently late in filing a form reporting the purchase of Common Stock.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the Annual Meeting, two directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Both of the nominees are now serving as directors of the Company and were previously elected by the Company's stockholders. As a result of a director's resignation in June 1997, there is a vacancy on the Board, which there is no intention to fill at this time. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of both of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
            VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF BOTH
                   OF THE NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The nominees and continuing directors of the Company were elected by the Company's stockholders in 1995, 1996 and 1997, as applicable. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                            POSITION
                NAME                     AGE      (PROPOSED TERM AS DIRECTOR)
                ----                     ---      ---------------------------
Alan J. Patricof.....................    63     Director (2001)
Warren Potash........................    66     Director (2001)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                            POSITION
                NAME                     AGE           (TERM AS DIRECTOR)
                ----                     ---           ------------------
Sidney R. Knafel.....................    67     Director (1999)
Del Mintz............................    70     Director (1999)
George S. Blumenthal.................    54     Director, Chairman of the Board,
                                                Chief Executive Officer and
                                                Treasurer (2000)
J. Barclay Knapp.....................    41     Director, President and Chief
                                                Operating Officer (2000)

     Additional information as of April 14, 1998 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     Alan J. Patricof, a director from the date of the February 1992 distribution by Cellular Communications, Inc. ("CCI") to its stockholders of the Common Stock of the Company's predecessor, CCPR, (the "Distribution"), is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of Cellular Communications International, Inc. ("CCII"), NTL Incorporated ("NTL") and other privately owned companies.

     Warren Potash has been a director from the date of the Distribution. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since 1989. Prior to that time, and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCII and NTL.

CONTINUING DIRECTORS

     George S. Blumenthal has been Chairman, Treasurer and a director of the Company from and prior to the Distribution and was Chief Executive Officer from March 1994 to March 1998. In addition, Mr. Blumenthal is Chairman, Treasurer and a director of NTL. Mr. Blumenthal is also a director of Andover Togs, Inc. Mr. Blumenthal was Chairman, Treasurer and a director of CCII from its organization until April 1994. Mr. Blumenthal was also Chairman, Treasurer and a director of CCI, which positions he held from CCI's founding in 1981 until its merger in 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger").

     J. Barclay Knapp was appointed Chief Executive Officer in March 1998 and President of the Company in March 1994. Mr. Knapp had been Executive Vice President and Chief Operating Officer of the Company from and prior to the Distribution and was Chief Financial Officer from that date to 1997. Mr. Knapp has been a director of the Company from and prior to the Distribution. He is Executive Vice President, Chief Operating Officer and a director of CCII and he is President, Chief Executive Officer, Chief Financial Officer and a director of NTL. Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI until the CCI Merger.

     Sidney R. Knafel, a director of the Company from the date of the Distribution, has been Managing Partner of SRK Management Company, a private investment concern, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., CCII, NTL and some privately owned companies.

     Del Mintz, a director of the Company from the date of the Distribution, is President of Cleveland Mobile TeleTrak Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile TeleTrak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessors of these companies since 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such Company was acquired by a merger with CCI's predecessor in 1985. Mr. Mintz is also a director of CCII, NTL and several privately owned companies.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 51, has been the Company's Senior Vice
President-General Counsel and Secretary from the date of the Distribution. Mr. Lubasch is also Senior Vice President-General Counsel and Secretary of CCII and NTL, as well as Treasurer of CCII. Mr. Lubasch was Vice President, General Counsel and Secretary of CCI from 1987 until the CCI Merger.

     Gregg Gorelick, 39, has been the Company's Vice President-Controller from the date of the Distribution. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President-Controller of CCI from 1986 until the CCI Merger. Mr. Gorelick holds that position at CCII and NTL.

     Stephen M. Shapiro, 52, is President of CCPR Services, Inc. ("Services"), the Company's Puerto Rico operating subsidiary, having served as its Senior Vice President-General Manager since 1993. In May 1995, Mr. Shapiro was appointed Senior Vice President-General Manager of the Company. From 1991 to 1993 he was Senior Vice President-General Manager of OCOM Corporation (the predecessor of
NTL).

     Jose J. Davila, 41, has been Vice President-Finance of Services since July 1992. In May 1995, Mr. Davila was appointed Vice President-Finance and Administration of the Company. From 1990 to 1992, he was Vice President for Financial Affairs of the Ana G. Mendez Foundation and from 1984 to 1990 held the positions of General Auditor and Vice President-Controller of Banco de Ponce, the second largest state bank in Puerto Rico at that time. From 1978 to 1984 he was employed by Peat, Marwick, Mitchell & Co.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During calendar 1997, twelve meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee and an Audit Committee. Messrs. Knafel and Mintz serve as members of the Board of Director's Compensation and Option Committee and Messrs. Mintz, Patricof and Potash serve as members of the Board of Director's Audit Committee. The Compensation and Option Committee reviews and makes recommendations regarding annual compensation for Company officers and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar 1997, the Compensation and Option Committee held two meetings and the Audit Committee held one meeting. No director during 1997 attended fewer than 83% of the meetings of the Board of Directors of the Company and committee meetings of which he was a member. There are no other committees of the Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 1997, Messrs. Knafel, Mintz, Patricof and Potash have each been granted options to purchase an aggregate 47,823 shares of Common Stock at a weighted average price of $13.66 per share. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

                             EXECUTIVE COMPENSATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation and Option Committee of the Board of Directors (the "Compensation Committee") has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to shareholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and shareholder value.

     The Compensation Committee also recognizes that the cash portion of compensation for Messrs. Blumenthal, Knapp and Lubasch is small in light of their compensation from NTL (which is reimbursed to NTL by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Compensation Committee believes that for such executives, stock-based compensation becomes even more significant.

     Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the executives, the Compensation Committee recognizes the fact that such executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant consistent long-term value for stockholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is supplemented by equity-based option grants. With respect to 1997, the annual rate of base salary for each of Messrs. Blumenthal and Knapp was $30,000, for Mr. Lubasch was $20,000, for Mr. Shapiro was $177,500 and for Mr. Davila was $125,600. With respect to 1997, the bonus paid to Mr. Shapiro was $116,300 and for Mr. Davila was $64,300. With respect to Messrs. Blumenthal, Knapp and Lubasch, 1997 bonuses have not yet been determined. The level of emphasis on bonus for Messrs. Shapiro and Davila reflects the Committee's view that a meaningful portion of such executives' cash compensation should be performance based and the Committee intends to continue to determine their bonuses in this light.

STOCK OPTIONS

     Under the Company's stock option plan, stock options were granted to the Company's executive officers during 1997. Information with respect to such option grants to the named executive officers is set forth in the table entitled "Option Grants in Last Fiscal Year."

     Stock options are designed to align the interests of executives with those of shareholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, the executives are provided additional incentive to create shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase shareholder value, taking into consideration their cash compensation levels.

     The Compensation Committee believes that the equity interests in the Company held by the named executive officers represent a significant incentive to increase overall shareholder value.

     In 1997, Messrs. Blumenthal and Knapp each had an option to purchase 25,000 shares of Common Stock at an exercise price of $17.625 and an option to purchase 250,000 shares of Common Stock at an exercise price of $22.75 per share cancelled and received an option to purchase 275,000 shares of Common Stock at an exercise price of $15.125 per share (the fair market value of the Common Stock on the date of grant). Messrs. Blumenthal and Knapp now own 131,449 shares and 9,298 shares, respectively, of Common Stock and hold options to purchase an additional 396,813 shares and 476,478 shares, respectively, of Common Stock.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the stockholders approved an amendment to the Company's stock option plan to, among other things, bring the plan into compliance with the requirements regarding non-deductibility of compensation in excess of $1 million under sec. 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec. 162(m) of the Code. Other compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                     THE COMPENSATION AND OPTION COMMITTEE

                                    Sidney R. Knafel
                                    Del Mintz

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE*

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  -------------
                                            ANNUAL COMPENSATION                      COMMON
                              ------------------------------------------------        STOCK
                                      SALARY      BONUS        OTHER ANNUAL        UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITIONS  YEAR      ($)        ($)      COMPENSATION($)(1)    OPTIONS(#)(2)    COMPENSATION($)(3)
----------------------------  ----    -------    -------    ------------------    -------------    ------------------
George S. Blumenthal(4)...    1997     30,000         --              --             275,000(f)             --
  Chairman, Treasurer and     1996     30,000         --              --                  --                --
  Chief Executive Officer     1995     25,000     75,000              --                  --                --
J. Barclay Knapp..........    1997     30,000         --              --             275,000(g)             --
  President and               1996     30,000         --              --                  --                --
  Chief Operating and         1995     25,000     50,000              --                  --                --
  Financial Officer
Richard J. Lubasch........    1997     20,000         --              --              77,500(h)             --
  Senior Vice President --    1996     20,000         --              --              20,000                --
  General Counsel and         1995     16,000         --              --              20,000                --
  Secretary
Stephen Shapiro...........    1997    177,500    116,300          52,500(a)          170,000(i)             --
  Senior Vice President --    1996    166,250    113,200          52,500(b)           50,000             2,000
  General Manager             1995    151,250    101,500          67,900(c)           50,000             2,000
Jose J. Davila............    1997    125,600     64,300          11,700(d)           80,000(j)          2,000
  Vice President --           1996    120,000     66,000           7,600(e)           20,000             2,000
  Finance and Administration  1995    107,000     56,800              --              20,000             2,000

---------------

* CCI provided management, financial, legal and technical services to the Company until the CCI Merger. Amounts charged to the Company by CCI consisted of salaries and indirect costs allocated to the Company. For the years ended December 31, 1996 and 1995, CCI charged the Company approximately $429,000 and $458,000, respectively. In August 1996, after the CCI Merger, NTL commenced providing management, financial, legal and technical services to the Company. Amounts charged to the Company consist of salaries and direct costs allocated to the Company. In 1997 and 1996, NTL charged the Company $1,492,000 and $207,000, respectively. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. However, in the opinion of management of the Company, the allocation method is reasonable. The named executives had received salaries from CCI and now receive salaries from NTL and spend portions of their time providing executive management to the Company.

                                          (footnotes contined on following page)

(1) Other annual compensation reflects perquisites as follows:

    (a) housing allowance of $38,400 and car allowance of $14,100.

    (b) housing allowance of $38,400 and car allowance of $14,100.

    (c) housing allowance of $38,400, car allowance of $11,500 and tax equalization of $18,000.

    (d) car allowance of $11,700.

    (e) car allowance of $7,600.

(2) Long-Term Compensation Awards include option grants upon the cancellation of the equal number of options previously outstanding as follows:

    (b) options to purchase 275,000 shares

    (c) options to purchase 275,000 shares

    (d) options to purchase 70,000 shares

    (e) options to purchase 170,000 shares

    (f) options to purchase 70,000 shares

(3) All other compensation reflects the Company's match of employee contributions to a 401(k) plan.

(4) Mr. Blumenthal resigned as Chief Executive Officer in March 1998 and Mr. Knapp was appointed Chief Executive Officer in March 1998.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1997 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------
                                  NUMBER OF    % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                                  SECURITIES    OPTIONS                               AT ASSUMED ANNUAL RATES OF
                                  UNDERLYING   GRANTED TO   EXERCISE                 STOCK PRICE APPRECIATION FOR
                                   OPTIONS     EMPLOYEES     OR BASE                        OPTION TERM(2)
                                   GRANTED     IN FISCAL      PRICE     EXPIRATION   -----------------------------
NAME                                (#)(1)        YEAR      ($/SHARE)      DATE         5%($)            10%($)
----                              ----------   ----------   ---------   ----------      -----            ------
George S. Blumenthal............   275,000       20.28%      15.125      07/30/07     2,616,247(3)      6,630,044(3)
J. Barclay Knapp................   275,000       20.28       15.125      07/30/07     2,616,247(3)      6,630,044(3)
Richard J. Lubasch..............     7,500         .55       18.250      06/02/07        86,094(4)        218,179(4)
                                    70,000        5.16       15.125      07/30/07       665,954(3)      1,687,648(3)
Stephen Shapiro.................   170,000       12.54       15.125      07/30/07     1,617,316(3)      4,098,573(3)
Jose J. Davila..................    10,000         .74       18.250      06/02/07       114,793(4)        290,905(4)
                                    70,000        5.16       15.125      07/30/07       665,954(3)      1,687,648(3)

---------------

(1) All options were granted on June 3, 1997 or July 31, 1997 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market ("NNM") on such date; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1998 and an additional 20% will become exercisable on each of January 1, 1999, 2000 and 2001. Upon a change of control of the Company all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $24.64 and $39.23, respectively.

(4) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $29.73 and $47.34, respectively.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 1997 by the named executive officers and the value at December 31, 1997 of unexercised in-the-money options held by each of the named executive officers.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND
                         FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES        VALUE OF
                                                                            UNDERLYING        UNEXERCISED IN-THE-
                                                                       UNEXERCISED OPTIONS     MONEY OPTIONS AT
                                             SHARES                       AT FY-END (#)           FY-END ($)*
                                           ACQUIRED ON      VALUE        EXERCISABLE (E)/      EXERCISABLE (E)/
NAME                                       EXERCISE(#)   REALIZED($)    UNEXERCISABLE (U)      UNEXERCISABLE (U)
----                                       -----------   -----------   --------------------   -------------------
George S. Blumenthal.....................    103,276      1,008,783          231,813(E)              257,716(E)
                                                                             165,000(U)                    0(U)
J. Barclay Knapp.........................                                    311,478(E)            1,032,741(E)
                                                                             165,000(U)                    0(U)
Richard J. Lubasch.......................                                    105,185(E)              282,854(E)
                                                                              46,500(U)                    0(U)
Stephen Shapiro..........................                                     78,752(E)              100,124(E)
                                                                             102,000(U)                    0(U)
Jose J. Davila...........................                                     32,000(E)                    0(E)
                                                                              48,000(U)                    0(U)

---------------
* Based on the closing price on the NNM on December 31, 1997 of $10.125.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Company's Common Stock with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes Centennial Cellular Corp., United States Cellular Corporation, Rogers Cantel Mobile Communications, Inc., Vanguard Cellular Systems, Inc. and PriCellular Corporation, provides a better representation of the performance of cellular companies over the required period than the broader based CRSP Index.

     The graph assumes that $100 was invested at the time of the Company's initial public offering on February 28, 1992 in each of the Company's Common Stock, the Peer Group Index, the CRSP Index and the Nasdaq (U.S.) Index.

           COMPARISON OF CORECOMM INCORPORATED, THE PEER GROUP INDEX,
                   THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX

                                                                        NASDAQ
                                                     NASDAQ             STOCK           THE PEER
     MEASUREMENT PERIOD          CORECOMM      TELECOMMUNICATIONS       MARKET           GROUP
   (FISCAL YEAR COVERED)       INCORPORATED          STOCKS          (U.S.) INDEX        INDEX
2/28/92                           100.00             100.00             100.00           100.00
12/31/92                           95.40             113.81             107.51            84.46
12/31/93                          148.03             175.51             123.47           123.60
12/31/94                          220.40             146.48             120.69           129.01
12/31/95                          182.57             191.81             170.69           121.81
12/31/96                          129.93             196.10             209.94            96.41
12/31/97                           66.61             289.65             257.62            77.69

---------------
NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1998.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1998 will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

                               SUCH RATIFICATION

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement on or before December 29, 1998 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any others matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                         By order of the Board of Directors,

                                             Richard J. Lubasch
                                                 Secretary
New York, New York
April 28, 1998

        CORECOMM INCORPORATED, 110 EAST 59TH STREET, NEW YORK, NY 10022
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 3,
                                      1998

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") to be held on Wednesday, June 3, 1998 at 9:50 a.m., local time, at The Waldorf Astoria Hotel, fourth floor, Park Avenue Center/North, located at 301 Park Avenue, New York, New York 10022, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

1.  Election of Directors:    Nominees: Alan J. Patricof and Warren Potash

[ ] VOTE FOR both nominees listed, except as marked to the         [ ] VOTE WITHHELD from both
    contrary above. (TO WITHHOLD YOUR VOTES FOR EITHER                 nominees.
    NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)

2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

                         [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

                     (Please date and sign on reverse side and return promptly.)

(Continued from other side)

3. In their discretion, to act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSON NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated

                                           ----------------------------------- ,
                                             1998

                                             In case of joint owners, each joint
                                             owner must sign. If signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.